UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2010

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 358-6869

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tullman Employment Agreement

On July 31, 2010 Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) entered into an employment agreement (the “Employment Agreement”) with Glen E. Tullman, Chief Executive Officer of Allscripts, which supersedes and replaces his existing employment agreement with Allscripts dated March 17, 2008. Pursuant to the terms of the Employment Agreement, Mr. Tullman will continue in the position of Chief Executive Officer of Allscripts. Mr. Tullman will report to, and his duties will be assigned by, the Board of Directors of Allscripts (the “Board”). The term of the Employment Agreement is for three years from the “Effective Date” (or date of entry) of the Employment Agreement or, if later, the date of the closing of the transaction occurring pursuant to the previously announced Agreement and Plan of Merger, dated as of June 9, 2010, among Allscripts, Eclipsys Corporation (“Eclipsys”) and Arsenal Merger Corp., with automatic one-year renewals unless notice of termination by either Mr. Tullman or Allscripts is given at least 90 days prior to the expiration of the term. Mr. Tullman’s annual base salary will be $750,000. His annual target bonus opportunity will be 100% of base salary. Mr. Tullman will be eligible to participate in any benefit, perquisite or equity award program generally available to Allscripts’ senior executive employees. Equity awards will be made in the sole discretion of the Board (or a committee thereof). Upon a termination by Allscripts without Cause or by Mr. Tullman for Constructive Discharge (as such terms are defined in the Employment Agreement), Mr. Tullman will receive 12 months of continued base salary plus target bonus, 12 months of continued health and dental coverage and, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting. If a Change of Control (as defined in the Employment Agreement) occurs and prior to such event Mr. Tullman is not offered a Comparable Job (as defined in the Employment Agreement) by Allscripts (or its successor), then Mr. Tullman will receive a lump sum payment equal to two times the value of his annual base salary plus target bonus and full vesting of outstanding equity awards. If a termination by Allscripts without Cause or by Mr. Tullman for Constructive Discharge occurs within two years of a Change of Control or within 180 days before a Change of Control and in connection with such event, Mr. Tullman will receive a lump sum payment equal to two times the value of his annual base salary plus target bonus (reduced by any payment made to him because he was not offered a Comparable Job as described above), 12 months of continued health and dental coverage and full vesting of outstanding equity awards. Mr. Tullman is subject to noncompetition and nonsolicitation of employees covenants during his employment and for one year thereafter, as well as confidentiality restrictions and Allscripts stock ownership requirements.

Amendments to Executive Employment Agreements

Between July 28 and July 30, 2010, Allscripts entered into amendments to employment agreements with each of Lee Shapiro, William J. Davis, Eileen McPartland and Laurie McGraw (collectively, the “Amendments”).

The Amendments with Messrs. Shapiro and Davis modified the employment agreements of each executive by eliminating: (1) the executive’s right to receive a gross up payment for any excise taxes imposed under Internal Revenue Code Sections 280G and 4999; and (2) single-trigger payments to the executive and full equity award vesting upon the occurrence of a Change of Control (as defined in the Employment Agreement). The Amendments also provide that, if a Change of Control occurs and prior to such event the executive is not offered a Comparable Job (as defined in the Employment Agreement) by Allscripts (or its successor), the executive will receive a lump sum payment equal to two times the value of his annual base salary plus target bonus and full vesting of outstanding equity awards. Prior to the Amendments, the executive would have received a lump sum payment equal to the value of his annual base salary plus target bonus (but would have been fully vested in his equity awards due to the single-trigger vesting). Moreover, the Amendments provide that if a termination by Allscripts without Cause or by the executive for Constructive Discharge occurs within two years after a Change of Control or within 180 days before a Change of Control and in connection with such event, the executive will receive a lump sum payment equal to two times the value of his annual base salary plus target bonus (reduced by any payment made to him due to no Comparable Job as described above) and full vesting of outstanding equity awards. Prior to the Amendments, the executive would have received a lump sum payment equal to the value of his annual base salary plus target bonus (reduced by any payment made to him due to no Comparable Job). In addition, in connection with a termination by Allscripts without Cause or by the executive for Constructive Discharge (as such terms are defined in the employment agreements), the Amendments provide the executive will receive, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting. Finally, Mr. Davis’ annual base salary was increased from $425,000 to $500,000 and his annual target bonus opportunity was increased from 75% of base salary to 100% of base salary. Mr. Shapiro’s Amendment updates his employment agreement to reflect his current base salary of $600,000 and current target bonus opportunity of 100% of base salary.

The Amendment with Ms. McGraw eliminated her right to receive: (1) a gross up payment for any excise taxes imposed under Internal Revenue Code Sections 280G and 4999; and (2) single-trigger payments and full equity award vesting upon the occurrence of a Change of Control (as defined in the Employment Agreement). The Amendment also provides that, if a Change of Control occurs and prior to such event Ms. McGraw is not offered a Comparable Job (as defined in the Employment Agreement) by Allscripts (or its successor), she will receive a lump sum payment equal to two times the value of her annual base salary plus target bonus and full vesting of outstanding equity awards. Prior to the Amendment, Ms. McGraw would have received a lump sum payment equal to one times the value of her annual base salary plus target bonus (but would have been fully vested in her equity awards due to the single-trigger vesting). Moreover, the Amendment provides that if a termination by Allscripts without Cause or by Ms. McGraw for Constructive Discharge occurs within two years after a Change of Control, Ms. McGraw will receive a lump sum payment equal to two times the value of her annual base salary plus target bonus (reduced by any payment made to her due to no Comparable Job as described above) and full vesting of outstanding equity awards. Prior to the Amendment, Ms McGraw would have received a lump sum payment equal to one times the value of her annual base salary plus target bonus (reduced by any payment made to her due to no Comparable Job). Finally, in connection with a termination by Allscripts without Cause or by Ms. McGraw for Constructive Discharge (as such terms are defined in the Employment Agreement), Ms. McGraw will receive, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting.

The Amendment with Ms. McPartland eliminates her right to receive a gross up payment for any excise taxes imposed under Internal Revenue Code Sections 280G and 4999. The Amendment also provides that upon a termination by Allscripts without Cause or by Ms. McPartland for Constructive Discharge (as such terms are defined in the Employment Agreement), Ms. McPartland will receive, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting. In the event of a termination by Allscripts without Cause or by Ms. McPartland for Constructive Discharge within the two years following a Change of Control, the Amendment provides for Ms. McPartland to fully vest in all unvested equity awards.

The foregoing summaries of the Employment Agreement and the Amendments are qualified in their entirety by the terms and conditions of such documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 31, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Glen E. Tullman

10.2	Amendment to Employment Agreement, dated as of July 28, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Lee A. Shapiro

10.3	Amendment to Employment Agreement, dated as of July 30, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and William J. Davis

10.4	Amendment to Employment Agreement, dated as of July 29, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Eileen McPartland

10.5	Amendment to Employment Agreement, dated as of July 30, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Laurie McGraw

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: August 2, 2010	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 31, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Glen E. Tullman

10.2	Amendment to Employment Agreement, dated as of July 28, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Lee A. Shapiro

10.3	Amendment to Employment Agreement, dated as of July 30, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and William J. Davis

10.4	Amendment to Employment Agreement, dated as of July 29, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Eileen McPartland

10.5	Amendment to Employment Agreement, dated as of July 30, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Laurie McGraw